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                           OFFER TO PURCHASE FOR CASH
                       ALL SHARES OF CLASS A COMMON STOCK
                                       OF
                                  CARSON, INC.
                                       AT
                              $5.20 NET PER SHARE
                                       BY
                            CRAYON ACQUISITION CORP.
                        A DIRECT WHOLLY-OWNED SUBSIDIARY
                                       OF
                                 COSMAIR, INC.

 -----------------------------------------------------------------------------
         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
  NEW YORK CITY TIME, ON TUESDAY, APRIL 4, 2000, UNLESS THE OFFER IS EXTENDED.
------------------------------------------------------------------------------

                                                                   March 8, 2000

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase, dated March 8, 2000 (the 'OFFER TO PURCHASE'), and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the 'OFFER') in connection with the offer by Crayon Acquisition Corp., a Delaware corporation ('PURCHASER') and a wholly-owned subsidiary of Cosmair, Inc., a Delaware corporation ('PARENT'), to purchase all outstanding shares of Class A common stock, par value $0.01 per share (the 'SHARES'), of Carson, Inc., a Delaware corporation (the 'COMPANY'), at a purchase price of $5.20 per Share, net to you in cash, without interest thereon (the 'SHARE PRICE'). WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions contained in the Offer.

    Your attention is invited to the following:

        1. The offer price is $5.20 per Share, net to you in cash, without interest.

        2. The Offer is being made for all outstanding Shares.

        3. The Board of Directors of the Company has unanimously (with three directors abstaining) approved and adopted the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby, including the Offer and the Merger (as defined in the Offer to Purchase), determined that the Offer and the Merger are advisable and fair to and in the best interests of, the Company's stockholders and recommends that the Company's stockholders accept the Offer and tender all of their Shares pursuant to the Offer.

        4. The Offer and withdrawal rights expire at 12:00 midnight, New York City time, on Tuesday, April 4, 2000, unless the Offer is extended.

        5. The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) that number of Shares which would represent at least a majority of the voting power of the Company's common stock then issued and outstanding on a fully-diluted basis. The Offer is also subject to certain other conditions contained in the Offer to Purchase. See the Introduction and Sections 1, 14 and 15 of the Offer to Purchase.

        6. Any stock transfer taxes applicable to the transfer and sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    Except as disclosed in the Offer to Purchase, Purchaser is not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form attached to this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the attachment to this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

    Notwithstanding any other provision hereof, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of Share certificates for, or of Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to, such Shares, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)), and any other documents required by the Letter of Transmittal. Accordingly, payment might not be made to all tendering stockholders at the same time, and will depend upon when Share certificates or Book-Entry Confirmations of such Shares are received into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase).

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                       ALL SHARES OF CLASS A COMMON STOCK
                                       OF
                                  CARSON, INC.
                                       AT
                          $5.20 NET PER SHARE IN CASH

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated March 8, 2000 and the related Letter of Transmittal in connection with the Offer by Crayon Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Cosmair, Inc., a Delaware corporation, to purchase all outstanding shares of Class A common stock, par value $0.01 per share (the 'Shares') of Carson, Inc., a Delaware corporation, at a price of $5.20 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions in the Offer to Purchase and related Letter of Transmittal.

    This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions contained in the Offer.

Number of Shares to Be Tendered*

 .............................. Shares

Dated:  ....................... , 2000

                                           .....................................

                                           .....................................
                                                       SIGNATURE(S)

                                           .....................................

                                           .....................................
                                                      PRINT NAME(S)

                                           .....................................

                                           .....................................
                                                       ADDRESS(ES)

                                           .....................................
                                              AREA CODE AND TELEPHONE NUMBER

                                           .....................................
                                             TAX ID OR SOCIAL SECURITY NUMBER
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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.